Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 28, 2022, with respect to the consolidated financial statements of Matador Resources Company, and the effectiveness of internal control over financial reporting, incorporated herein by reference[.
/s/ KPMG LLP
Dallas, Texas
July 29, 2022